The Mexico Equity and Income Fund, Inc. N-CSR

Exhibit 99.906 CERT

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Mexico Equity and Income Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the The Mexico Equity and Income Fund, Inc. for the year ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Mexico Equity and Income Fund, Inc. for the stated period.

/s/ Maria Eugenia Pichardo	/s/ Mauro Castañeda
Maria Eugenia Pichardo	Mauro Castañeda
Principal Executive Officer,	Principal Financial Officer,
The Mexico Equity and Income Fund, Inc.	The Mexico Equity and Income Fund, Inc.

Dated: October 6, 2026	Dated: October 6, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.